Exhibit 99.1

KemPharm, Inc. Announces Uplisting to The Nasdaq Global Select Market

Trading to commence effective with the open of business on October 19, 2021

Celebration, FL – October 19, 2021 – KemPharm, Inc. (NASDAQ: KMPH), a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs, today announced that its shares of common stock have been approved for listing to The Nasdaq Global Select Market. Trading on the exchange will commence effective with the open of business on October 19, 2021, under KemPharm’s current ticker symbol, “KMPH”.

“KemPharm’s advancement to The Nasdaq Global Select Market continues a year of tremendous growth and accomplishment for our company during which time we transformed our business, solidified our financial position and, most importantly with AZSTARYS®, succeeded in bring forth to market the first truly differentiated ADHD medication in years,” said Travis C. Mickle, Ph.D., President and Chief Executive Officer of KemPharm. “The Nasdaq Global Select Market is recognized as having the highest initial listing standards of any exchange in the world and is considered a mark of achievement and stature for qualified companies.  KemPharm is honored to be amongst this class of company, and we are excited by the opportunity to attract a new echelon of potential investors to our stock.”

KemPharm was previously listed on The Nasdaq Capital Market, following its uplisting to the exchange in January. The Nasdaq Global Select Market consists of 1,450 stocks that meet Nasdaq's strict financial and liquidity requirements and corporate governance standards on both an initial and continuing basis.

About AZSTARYS:

AZSTARYS is an FDA-approved, once-daily product for the treatment of attention deficit hyperactivity disorder (ADHD) in patients age six years or older. AZSTARYS consists of SDX, KemPharm’s prodrug of d-methylphenidate (d-MPH), co-formulated with immediate release d-MPH.

The complete approved prescribing information for AZSTARYS may be downloaded in PDF format here: https://kempharm.com/wp-content/uploads/2021/03/AZSTARYS-Master-Label-Final_20210302.pdf

About KemPharm:

KemPharm is a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its proprietary LAT® (Ligand Activated Therapy) technology.  KemPharm utilizes its proprietary LAT® technology to generate improved prodrug versions of FDA-approved drugs as well as to generate prodrug versions of existing compounds that may have applications for new disease indications. KemPharm’s prodrug product candidate pipeline is focused on the high need areas of attention deficit hyperactivity disorder, or ADHD, stimulant use disorder (SUD) and CNS rare diseases, including idiopathic hypersomnia (IH). KemPharm’s lead clinical development candidate for the treatment of SUD, KP879, is based on its prodrug of d-methylphenidate, known as serdexmethylphenidate (SDX). In addition, KemPharm has received FDA approval for AZSTARYS®, a new once-daily treatment for ADHD in patents age six years and older, and for APADAZ®, an immediate-release combination product containing benzhydrocodone, a prodrug of hydrocodone, and acetaminophen. For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com or connect with us on Twitter, LinkedIn, Facebook and YouTube.

Caution Concerning Forward Looking Statements:

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning KemPharm’s business are described in detail in KemPharm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and KemPharm’s other filings with the Securities and Exchange Commission. KemPharm is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

KemPharm Contacts:

Tiberend Strategic Advisors, Inc.

Jason Rando/Maureen McEnroe, CFA

(212) 375-2665 / 2664

jrando@tiberend.com

mmcenroe@tiberend.com

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